          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: March 5, 2012

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
          (Registrant's telephone number)

          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

AMR Corporation is filing herewith a press release issued on March 5, 2012 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report February traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  March 5, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

99.1	Press Release

                 CONTACT:                        Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Monday, March 5, 2012

AMERICAN AIRLINES REPORTS FEBRUARY TRAFFIC

FORT WORTH, Texas – American Airlines reported a February load factor of 75.8 percent, an increase of 1.0 point versus the same period last year. Traffic increased 6.0 percent and capacity increased 4.7 percent year-over-year.
Domestic load factor was 78.1 percent, an increase of 0.9 point year-over-year. Domestic traffic increased 4.4 percent year-over-year on 3.2 percent more capacity. International traffic increased by 8.6 percent relative to last year on a capacity increase of 6.9 percent, resulting in an increase in international load factor of 1.2 points versus February of last year.
American boarded 6.4 million passengers in February.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	February
	2012	2011	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	9,148,610	8,629,580	6.0%
D.O.T. DOMESTIC	5,575,863	5,341,205	4.4
INTERNATIONAL	3,572,747	3,288,375	8.6
ATLANTIC	1,004,065	929,600	8.0
LATIN AMERICA	2,055,698	1,916,161	7.3
PACIFIC	512,984	442,614	15.9
AVAILABLE SEAT MILES (000)
SYSTEM	12,070,858	11,534,105	4.7%
D.O.T. DOMESTIC	7,136,442	6,917,092	3.2
INTERNATIONAL	4,934,416	4,617,013	6.9
ATLANTIC	1,529,541	1,501,025	1.9
LATIN AMERICA	2,677,123	2,505,766	6.8
PACIFIC	727,752	610,222	19.3
LOAD FACTOR
SYSTEM	75.8%	74.8%	1.0	Pts
D.O.T. DOMESTIC	78.1	77.2	0.9
INTERNATIONAL	72.4	71.2	1.2
ATLANTIC	65.6	61.9	3.7
LATIN AMERICA	76.8	76.5	0.3
PACIFIC	70.5	72.5	(2.0)
PASSENGERS BOARDED	6,412,853	5,979,662	7.2%

SYSTEM CARGO TON MILES (000)	140,598	138,416	1.6%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	YEAR-TO-DATE February
	2012	2011	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	19,151,490	18,497,644	3.5%
D.O.T. DOMESTIC	11,395,476	11,226,033	1.5
INTERNATIONAL	7,756,013	7,271,611	6.7
ATLANTIC	2,190,721	2,079,863	5.3
LATIN AMERICA	4,440,547	4,227,198	5.0
PACIFIC	1,124,746	964,550	16.6
AVAILABLE SEAT MILES (000)
SYSTEM	24,807,335	24,553,943	1.0%
D.O.T. DOMESTIC	14,601,744	14,724,831	(0.8)
INTERNATIONAL	10,205,591	9,829,111	3.8
ATLANTIC	3,099,982	3,205,595	(3.3)
LATIN AMERICA	5,615,997	5,344,603	5.1
PACIFIC	1,489,612	1,278,913	16.5
LOAD FACTOR
SYSTEM	77.2%	75.3%	1.9	Pts
D.O.T. DOMESTIC	78.0	76.2	1.8
INTERNATIONAL	76.0	74.0	2.0
ATLANTIC	70.7	64.9	5.8
LATIN AMERICA	79.1	79.1	0.0
PACIFIC	75.5	75.4	0.1
PASSENGERS BOARDED	13,183,088	12,686,119	3.9%

SYSTEM CARGO TON MILES (000)	276,264	276,160	0.0%

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol "AAMRQ" on the OTCQB marketplace, operated by OTC Markets Group.

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

###

Current AMR Corp. releases can be accessed on the Internet.
The address is http://www.aa.com/